EXHIBIT 7

                                                                [EXECUTION COPY]



                  SECURITY CAPITAL PLEDGE AND GUARANTY AGREEMENT


             AGREEMENT dated as of May 17, 1996 between Security Capital Corporation, a Delaware corporation ("Security Capital") and NationsCredit Commercial Corporation, as Agent for the Lenders referred to below.


                               W I T N E S S E T H :
                               - - - - - - - - - -

             WHEREAS Possible Dreams, Ltd., a Delaware corporation (the "Company"), P.D. Holdings, Inc., a Delaware corporation ("Holdings"), certain lenders and NationsCredit Commercial Corporation, as agent for such lenders, are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

             WHEREAS in order to induce such lenders and NationsCredit Commercial Corporation, as agent for such lenders to enter into the Credit Agreement, Security Capital has agreed to enter into a limited guaranty of the obligations of the Company under the Financing Documents referred to in the Credit Agreement and to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure such guaranty;

             NOW THEREFORE in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:






























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   SECTION 1.  Definitions
               -----------

             Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

             "Cash Collateral Account" has the meaning set forth in Section
   5(A).

             "Collateral" has the meaning set forth in Section 4.

             "Guaranteed Obligations" means all amounts payable by the Company under the Credit Agreement and any other Financing Document including without limitation (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or Holdings, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all reimbursement obligations of the Company with respect to any letter of credit issued pursuant to the Credit Agreement and any interest thereon (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or Holdings, whether or not allowed or allowable as a claim in any such proceeding), (iii) all other amounts payable by the Company under any Financing Document and (iv) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; provided that notwithstanding anything set forth in this Agreement to the
   --------
   contrary, for purposes of this Agreement, the term "Guaranteed Obligations" shall mean, at any time, an amount not to exceed, and Security Capital's obligations with respect to all or part of the Guaranteed Obligations shall not exceed at any time, the aggregate amount on deposit in the Cash Collateral Account at such time (or, if greater, the aggregate amount required to have been deposited by Holdings and the Company in the



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   Cash Collateral Account from and including the Closing Date to and including such date pursuant to Section 8.11(b)(y) of the Credit Agreement).

             "Liquid Investments" has the meaning set forth in Section 5(C).

             "Secured Obligations" means the Guaranteed Obligations.

             "Secured Parties" means the Agent and the Lenders.

             "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

             "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory
                                    --------
   provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


   SECTION 2.  Guaranty
               --------

             (A) Security Capital hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. Upon failure by the Company to pay punctually any Guaranteed Obligations, Security Capital shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

             (B) The obligations of Security Capital hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:



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             (i)  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or Holdings under any Operative Document, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to any Operative Document;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or Holdings under any Operative Document;

            (iv) any change in the corporate existence, structure or ownership of the Company or Holdings or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or Holdings or any of their respective assets or any resulting release or discharge of any obligation of the Company or Holdings contained in any Operative Document;

             (v) the existence of any claim, set-off or other rights which Security Capital may have at any time against the Company, Holdings, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that
                                                           --------
        nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against the Company or Holdings for any reason of any Operative Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company or Holdings of the principal of or interest on any Note or any reimbursement obligation or any other amount payable by the Company under any Operative Document; or

           (vii) any other act or omission to act or delay of any kind by the Company, Holdings, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Holdings' obligations hereunder.

             (C) Security Capital irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

             (D) If acceleration of the time for payment of any amount payable by the Company under the Financing Documents or any Note is stayed upon the insolvency, bankruptcy or reorganization of the Company, the obligations of Security Capital hereunder with respect to all such amounts otherwise subject to acceleration will nonetheless be performed forthwith on demand by the Agent (at the request of the Required Lenders).

             (E) Security Capital's obligations under this Section 2 shall remain in full force and effect until the date on which all Secured Obligations shall have been repaid in full, all Commitments under the Credit Agreement shall have been terminated and all outstanding Letters of Credit shall have been terminated or canceled. If at any time any payment of any amount payable by the Company under the Credit Agreement or any other Financing Document is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Company or otherwise, Security Capital's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

             (F) Upon making any payment with respect to the Company hereunder, Security Capital shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that Security Capital shall
                                         --------
   not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Company under the Credit Agreement and any other Financing Documents have been paid in full and the Commitments of each Lender have been terminated and all Letters of Credit shall have expired or shall have been canceled.


   SECTION 3. Representations and Warranties.
              ------------------------------

             Security Capital represents and warrants as follows:

             (A) Security Capital is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             (B) The execution, delivery and performance by Security Capital of this Agreement are within Security Capital's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Security Capital or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Security Capital

             (C) This Agreement constitutes a valid and binding agreement of Security Capital, enforceable in accordance with its terms subject, however, to general principles of equity and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect and affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).



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


             (D) Security Capital has not performed any acts which might prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement.

             (E) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations, to the extent the UCC is applicable thereto.

   SECTION 4.  The Security Interests
               ----------------------

             (A) In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of Security Capital hereunder, Security Capital hereby grants to the Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of Security Capital, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

             (1) The Cash Collateral Account, all cash deposited therein from time to time and the Liquid Investments made pursuant to Section 5(C); and

             (2) All Proceeds of all or any of the Collateral described in clause 1 hereof.

             (B) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Security Capital with respect to any of the Collateral or any transaction in connection therewith.


   SECTION 5.  Cash Collateral Account
               -----------------------

             (A) On the Closing Date, the Agent and Security Capital shall establish a Cash Collateral account (the "Cash Collateral Account") with [First Chicago National Bank] (the "Cash Collateral Account Bank"), in the name of "Security

   Capital Corporation -- NationsCredit Commercial Corporation, as Agent", and under the exclusive control of the Agent, into which there shall be deposited from time to time all cash distributions required to be deposited by Holdings and the Company therein pursuant to Section 8.11(b)(y) of the Credit Agreement. Any income received with respect to the balance from time to time standing to the credit of the Cash Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (C) of this Section shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

             (B) Security Capital shall cause Holdings and the Company to deposit (or remit if paid by wire transfer) into the Cash Collateral Account all amounts required to be deposited by Holdings and the Company therein pursuant to Section 8.11(b)(y) of the Credit Agreement. In addition to the foregoing, Security Capital agrees that if any such amounts shall be received by it, Security Capital shall as promptly as possible deposit such proceeds into the Cash Collateral Account. Until so deposited, all such amounts shall be held in trust by Security Capital for and as the property of the Secured Parties and shall not be commingled with any other funds or property of Security Capital. Upon the occurrence and continuation of an Event of Default, the Agent shall, if so instructed by the Required Lenders, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Cash Collateral Account in the manner specified in Section 9.

             (C) Amounts on deposit in the Cash Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as Security Capital shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent; provided that,
                                                   --------


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

   if an Event of Default has occurred and is continuing, the Agent shall, if instructed by the Required Lenders, cause such Liquid Investments to be liquidated and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "Liquid Investments" means Temporary Cash Investments; provided
                                                                        --------
   that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Agent and (ii) in order to provide the Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

             (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be Security Capital or any of its Affiliates) in the State of [New York]; or

            (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the Security Interests.


   SECTION 6.  General Authority
               -----------------

             Security Capital hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of Security Capital, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the Security Capital's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, the power to sell, transfer, assign or otherwise deal in the Collateral or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof; provided that the Agent shall give Security Capital not less
                  --------
   than ten days'


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   prior written notice of any intended disposition of any of the Collateral.
   Security Capital agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.


   SECTION 7.  Remedies upon Event of Default
               ------------------------------

             If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash and Liquid Investments in the Cash Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9.

   SECTION 8.  Limitation on Duty of Agent
               ---------------------------
               in Respect of Collateral
               ------------------------

             Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.



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

   SECTION 9.  Application of Proceeds
               -----------------------

             Upon the occurrence and during the continuance of an Event of Default, any cash held in the Cash Collateral Account and all proceeds thereon shall be applied by the Agent in the following order of priorities:

             first, to payment of reasonable compensation to agents and counsel
             -----
        for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection with any disposition of the Collateral, and any other unreimbursed expenses for which the Agent or any other Secured Party is to be reimbursed pursuant to Section 10.04 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Agent under the Credit Agreement;

             second, to the ratable payment of unpaid principal of the Secured
             ------
        Obligations;

             third, to the ratable payment of accrued but unpaid interest on the
             -----
        Secured Obligations in accordance with the provisions of the Credit Agreement;

             fourth, to the ratable payment of all other Secured Obligations,
             ------
        until all Secured Obligations shall have been paid in full; and

             finally, to payment to Security Capital or its successors or
             -------
        assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

   The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.


   SECTION 10.  Concerning the Agent
                --------------------

             The provisions of Article XI of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to


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

   the Credit Agreement and the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

             (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

             (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by Security Capital.


   SECTION 11.  Expenses
                --------

             In the event that Security Capital fails to comply with the provisions of this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of Security Capital, and Security Capital shall reimburse the Agent for the reasonable costs thereof on demand. All reasonable expenses of protecting and maintaining the Collateral, any and all income taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of the disposition thereof shall be borne and paid by Security Capital; and if Security Capital fails to promptly pay any portion thereof when due, the Agent or any other Secured


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


   Party may, at its option, but shall not be required to, pay the same and charge Security Capital's account therefor, and Security Capital agrees to reimburse the Agent or such other Secured Party therefor on demand. All sums so paid or incurred by the Agent or any other Secured Party for any of the foregoing and any and all other sums for which Security Capital may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent)) reasonably incurred by the Agent or any other Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at an annual rate equal to 5% plus the rate announced from time to time by NationsBank, N.A. as its prime rate, be additional Secured Obligations hereunder.


   SECTION 12.  Termination of Security
                -----------------------
                Interests; Release of Collateral
                --------------------------------

             Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Security Capital. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Lenders. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of Security Capital, execute and deliver to Security Capital such documents as Security Capital shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

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


   SECTION 13.  Notices
                -------

             All notices, communications and distributions hereunder shall be given in accordance with Section 12.03 of the Credit Agreement and, with resepct to Security Capital, at its address set forth on the signature pages hereof.


   SECTION 14.  Waivers, Non-Exclusive Remedies
                -------------------------------

             No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right under the Credit Agreement, any of the other Financing Documents or this Agreement preclude any other or further exercise thereof or the exercise of any other right.
   The rights in this Agreement, the Credit Agreement and the other Financing Documents are cumulative and are not exclusive of any other remedies provided by law.


   SECTION 15.  Successors and Assigns
                ----------------------

             This Agreement is for the benefit of the Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Security Capital and its successors and assigns.


   SECTION 16.  Changes in Writing
                ------------------

             Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Security Capital and the Agent with the consent of the Required Lenders.


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


   SECTION 17.  NEW YORK LAW
                ------------

             THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OR CONFLICTS OF LAW), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.


   SECTION 18.  Severability
                ------------

             If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


   SECTION 19.  Counterparts
                ------------

             This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   SECTION 20.  Additional Covenants.
                --------------------

             (A) Security Capital will cause Holdings and each of its Subsidiaries (including without limitation the Company) to have a separate board of directors at all times. At no time will the board of directors of Holdings or any of its Subsidiaries have less than two directors who are not serving at such time on the board of directors of Security Capital or of any Subsidiary of Security Capital (other than


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


   Holdings or any of its Subsidiaries). Security Capital will cause Holdings and each of its Subsidiaries to, (i) hold all regular meetings necessary to authorize corporate action, (ii) act in its own corporate name and through its own authorized officers and agents, (iii) manage its own liabilities,
   (iv) prepare and maintain its own separate, full and complete books, records and financial statements and (v) not permit any of its money or other assets to be commingled with any of the money or other assets of any other Person. In addition, Security Capital (i) will have separate banking relationships from those of Holdings or the Company, (ii) will have separate employees from those of Holdings or the Company and (iii) will take all such other steps as the Required Lenders may reasonably request to assure the legal recognition of its corporate separateness from any of Holdings or the Company.

             (B) Security Capital will not declare, order, pay, make or set aside any dividends or distributions to any of its shareholders with respect to any cash or property received by Security Capital from Holdings or any of its Subsidiaries.


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


             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 SECURITY CAPITAL CORPORATION



                                 By /s/ Brian D. Fitzgerald
                                   ----------------------------------
                                    Title: Chairman of the Board



                                 NationsCredit Commercial
                                     Corporation,
                                   as Agent



                                 By  /s/ Rebecca Carey
                                    ---------------------------------
                                    Title: Authorized Signatory



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